Exhibit 99.1

Lands’ End and WHP Global Complete Joint Venture to Accelerate Global Brand Expansion and Unlock Significant Stockholder Value

JV will accelerate expansion of Lands’ End’s growth into new categories, channels, and internationally, by leveraging WHP Global’s best-in-class platform

$300M in gross proceeds to Lands’ End enables full repayment of term loan debt, greatly reducing interest expense and significantly strengthening the Company’s balance sheet to deliver strategic flexibility and optionality to enhance stockholder value

Lands’ End stockholders have additional upside opportunity through potential exchange of Lands’ End’s interest in Joint Venture for equity in WHP Global

In a separate press release, WHP Global announced the completion of a Tender Offer for approximately $100 million of Lands’ End shares at a price per share of $45

Lands’ End to host enhanced first quarter fiscal 2026 results conference call in June providing multi-year financial framework

DODGEVILLE, Wis. and NEW YORK, April 1, 2026 (GLOBE NEWSWIRE) — Lands’ End, Inc. (NASDAQ: LE) (“Lands’ End” or the “Company”) and WHP Global (“WHP Global”) today announced the successful creation of their joint venture (“JV”), marking a transformative step forward in the Company’s long-term growth strategy. The JV is designed to unlock the value of the Lands’ End brand while materially enhancing the Company’s financial position and strategic flexibility.

Pursuant to the transaction agreement, Lands’ End contributed all of the intellectual property and related assets associated with the Lands’ End brand, including the license agreements entered into in connection with Lands’ End’s licensing business, to the JV, and received $300 million in cash from WHP Global for a 50% controlling interest in the JV. WHP Global will leverage its proven global brand-management platform to accelerate Lands’ End’s expansion across new categories and channels, and international markets, to generate new high-margin royalty streams and extend the brand’s global footprint.

Lands’ End maintains full operational control of its core direct-to-consumer (“DTC”) and business-to-business (“B2B”) businesses, ensuring complete continuity for customers, partners, and employees. The Company has used the majority of the proceeds to fully repay its $234 million term loan, significantly reducing interest expense and strengthening its balance sheet. This improved capital structure provides the Company increased flexibility to pursue strategically and financially accretive opportunities to drive long-term stockholder value.

Andrew McLean, Chief Executive Officer of Lands’ End, stated: “Creating this joint venture with WHP Global is a pivotal milestone for Lands’ End and positions us for a stronger, faster, and more globally diversified growth trajectory. WHP Global’s extensive brand-development platform will enable us to amplify the reach of the Lands’ End brand far beyond what we could pursue independently, while we maintain our disciplined focus on operational excellence across our DTC and B2B businesses. At the same time, by fully paying down our term loan, we now have greater financial flexibility to pursue strategic opportunities that advance our mission. Alongside this JV, we’ve built a powerful, multi-faceted foundation for sustained value creation.”

Yehuda Shmidman, Founder, Chairman & CEO of WHP Global, added: “This milestone transaction marks the next phase of growth for Lands’ End. With the brand’s strong foundation and WHP Global’s global platform, we are well positioned to expand into new categories and markets to drive long-term value for all.”

Additional Stockholder Upside Through Potential WHP Global Equity Participation

In the event of a qualifying WHP Global monetization – such as a public listing or majority sale of WHP Global – Lands’ End may exchange its JV stake for equity in WHP Global at the same valuation multiple as represented by the WHP Global monetization transaction. This structure provides Lands’ End stockholders with a unique, additional pathway to participate in WHP Global’s platform-driven value creation.

Tender Offer by WHP Global

In a separate press release, WHP Global announced today that it has completed its tender offer for approximately $100 million of Lands’ End shares at a price of $45.00 per share. The tender offer was oversubscribed, and thus subject to proration. Following the tender offer, WHP Global owns approximately 7% of Lands’ End’s outstanding shares of common stock.

Enhanced Earnings Call in June

As announced previously, Lands’ End will host an enhanced earnings call in June following the release of first-quarter fiscal 2026 results. This call will include a comprehensive multi-year financial framework outlining the post-transaction operating model, long-term revenue and profit drivers, and the strategic initiatives expected to shape the Company’s next phase of value creation.

Advisors

Perella Weinberg Partners served as financial advisor to Lands' End, and Wachtell, Lipton, Rosen & Katz served as legal advisor.

Morgan Stanley & Co. LLC served as financial advisor to WHP Global, and Kirkland & Ellis LLP served as legal advisor. Morgan Stanley Senior Funding, Inc. provided committed debt financing to support the acquisition.

About Lands' End, Inc.

Lands' End, Inc. (NASDAQ: LE) is a leading digital retailer of solution-based apparel, swimwear, outerwear, accessories, footwear, home products and uniforms. Lands' End offers products online at www.landsend.com, through third-party distribution channels, our own Company Operated stores and third-party license agreements. Lands' End also offers products to businesses and schools, for their employees and students, through the Outfitters distribution channel. Lands' End is a classic American lifestyle brand that creates solutions for life's every journey.

About WHP Global

WHP Global (www.whp-global.com) is a leading brand management platform founded in 2019 to acquire and grow consumer brands. Its portfolio includes 15+ powerful brands across fashion, sports, and hardgoods, generating over $8 billion in annual retail sales across 80+ countries. Headquartered in New York with offices worldwide, WHP Global partners with more than 235 leading operators and drives strategic value through proprietary initiatives, including an internal AI Innovation Lab. For brand news and updates, follow WHP Global on Instagram and LinkedIn.

Cautionary Notes on Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding the transactions by and among the Company, Lands’ End Direct Merchants, Inc., a wholly owned subsidiary of the Company (together with the Company, “Sellers”), WH Borrower, LLC (“WHP Borrower”), WHP Topco, L.P. (“WHP Topco”), LEWHP LLC, a wholly owned indirect subsidiary of WHP Topco (“WHP”) and the JV (the “Transactions”) and the expected results and benefits of the Transactions. These forward-looking statements generally are identified by the words “anticipate,” “estimate,” “expect,” “intend,” “project,” “plan,” “predict,” “believe,” “seek,” “continue,” “outlook,” “may,” “might,” “will,” “should,” “can have,” “likely,” “targeting” or the negative version of these words or comparable words.

These forward-looking statements are based on beliefs and assumptions made by the Company’s management using currently available information. These statements are only predictions and are not guarantees of future performance, actions or events. These forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if the Company management’s underlying beliefs and assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: risks related to the Company’s ability to realize the anticipated benefits of the Transactions, including the possibility that the expected benefits from the Transactions will not be realized or will not be realized within the expected time period; the ability of the JV to implement its business strategy; negative effects of the consummation of the Transactions on the market price of the Company’s common stock and/or the Company’s operating results, including current or future business; risks associated with potential significant volatility and fluctuations in the market price of the Company’s common stock; risks relating to the occurrence of an IPO, change of control or significant asset sale of WHP Topco (an “exchange event”), which is out of the Company and its stockholders’ control, to realize value from the Company’s exchange rights, and the possibility that such exchange event may never occur, or if it does occur, the possibility that it occurs on unfavorable terms, including economic terms; the possibility that one or more of the agreements governing the Transactions may contain provisions that are difficult to enforce and the possibility of legal disputes between Sellers and WHP Topco and its affiliates that could delay realization of the full benefits of the Transactions; the possibility that any exchange event could be structured in a manner and on terms and conditions that are disadvantageous to the Company and its stockholders; the possibility that the contribution of the Company’s intellectual property into the JV may not achieve the anticipated results, particularly if such intellectual property is not monetized effectively; the risk that WHP Global’s past performance may not be representative of future results; uncertainties relating to the JV’s ability to maintain the Company’s brand name and image with customers; uncertainties relating to the JV’s ability to respond to changing consumer preferences, identify and interpret consumer trends, and successfully market new products; uncertainties regarding the Company’s and the JV’s focus, strategic plans and other management actions; the risk that stockholder litigation in connection with the Transactions or other litigation, settlements or investigations may result in significant costs of defense, indemnification and liability; the Company’s results may be materially impacted if tariffs on imports to the United States increase and it is unable to offset the increased costs from current or future tariffs through pricing negotiations with its vendor base, moving production out of countries impacted by the tariffs, passing through a portion of the cost increases to the customer, or other savings opportunities; global supply chain challenges and their impact on inbound transportation costs and delays in receiving product; disruption in the Company’s supply chain, including with respect to its distribution centers, third-party manufacturing partners and logistics partners, caused by limits in freight capacity, increases in transportation costs, port congestion, other logistics constraints, and closure of certain manufacturing facilities and production lines due to public health crises and other global economic conditions; the impact of global economic conditions, including inflation, on consumer discretionary spending; the impact of public health crises on operations, customer demand and the Company’s supply chain, as well as its consolidated results of operation, financial position and cash flows; the Company’s ability to offer merchandise and services that customers want to purchase; changes in customer preference from the Company’s branded merchandise; customers’ use of the Company’s digital platform, including customer acceptance of its efforts to enhance its eCommerce websites, including the Outfitters website; customer response to the Company’s marketing efforts across all types of media; the Company’s maintenance of a robust customer list; the Company’s retail store strategy may be unsuccessful; the Company’s Third Party channel may not develop as planned or have its desired impact; the Company’s dependence on information technology; failure of information technology systems, including with respect to its eCommerce operations, or an inability to upgrade or adapt its systems; failure to adequately protect against cybersecurity threats or maintain the security and privacy of customer, employee or company information and the impact of cybersecurity events on the Company; fluctuations and increases in costs of raw materials as well as fluctuations in other production and distribution-related costs; impairment of the Company’s relationships with its vendors; the Company’s failure to compete effectively in the apparel industry; legal, regulatory, economic and political risks associated with international trade and those markets in which the Company conducts business and sources its merchandise; the Company’s failure to protect or preserve the image of its brands and its intellectual property rights; increases in postage, paper and printing costs; failure by third parties who provide the Company with services in connection with certain aspects of its business to perform their obligations; the Company’s failure to timely and effectively obtain shipments of products from its vendors and deliver merchandise to its customers; reliance on promotions and markdowns to encourage customer purchases; the Company’s failure to efficiently manage inventory levels; unseasonal or severe weather conditions; natural disasters, political crises or other catastrophic events; the adverse effect on the Company’s reputation if its independent vendors or licensees do not use ethical business practices or comply with contractual obligations, applicable laws and regulations; assessments for additional state taxes; incurrence of charges due to impairment of other intangible assets and long-lived assets; the impact on the Company’s business of adverse worldwide economic and market conditions, including inflation and other economic factors that negatively impact consumer spending on discretionary items; the stock repurchase program may not be executed to the full extent within its duration, due to business or market conditions or Company credit facility limitations; the ability of the Company’s principal stockholders to exert substantial influence over the Company; global economic, political, legislative, regulatory and market conditions (including competitive pressures), evolving legal, regulatory and tax regimes, including the effects of tariffs, inflation and foreign currency exchange rate fluctuations around the world, the challenging consumer retail market in the United States and around the world and the impact of war and other conflicts around the world; and other risks, uncertainties and factors discussed in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2026, and the Company’s subsequent filings with the U.S. Securities and Exchange Commission. The Company intends the forward-looking statements to speak only as of the time made and does not undertake to update or revise them as more information becomes available, except as required by law.

Contacts

Lands' End, Inc.

Bernard McCracken

Chief Financial Officer

(608) 935-4100

Investor Relations:

ICR, Inc.

Tom Filandro

(646) 277-1235

Tom.Filandro@icrinc.com

Media:

FGS Global

Andy Duberstein/Hayley Cook

LandsEnd@fgsglobal.com

WHP Global

EJ Media Group

Jaime Cassavechia

jaime@ejmediagroup.com